Exhibit 99.1

                 VoltDelta Completes Merger with LSSi


    NEW YORK--(BUSINESS WIRE)--Sept. 17, 2007--Volt Information Sciences, Inc. (NYSE:VOL) (the Company) announced today that its wholly owned subsidiary Volt Delta Resources, LLC, has completed the merger of a VoltDelta subsidiary with LSSi Corp. The newly merged entity, known as LSSi Data, is a wholly owned subsidiary of VoltDelta. Merger consideration was approximately $70 million in cash, subject to final adjustment based on LSSi Corp's working capital as of the closing date.

    The merger brings together two of the world's leading providers of directory data and information services. VoltDelta offers both hosted and customer-premises directory assistance, operator services, data management, and information service solutions to the global telecommunications marketplace. LSSi Data develops and markets highly accurate, telephony-sourced national databases of telephone listings, and has important expertise in managing high-volume daily updates to very large directory databases. Both companies have many years' experience providing leading-edge solutions to similar customers, ranging from major wireless and wireline carriers to enterprise customers, including specialized vertical industries such as collection agencies, direct marketing companies, online media, and many others.

    "There is terrific synergy in this merger," said Joe DiAngelo, President of VoltDelta. "The two companies have highly compatible industry experience and bring with them a number of high-leverage capabilities. For example, LSSi's extremely accurate directory assistance databases and information services integrate perfectly with VoltDelta's speech automation services and Web-based and call center information solutions. The merger will also allow VoltDelta directory assistance customers to have global access to 24 international databases."

    The combination of the two companies creates significant new capabilities. "This move will accelerate the introduction of enhanced database solutions such as wireless databases. It will also allow us to expand the delivery of important directory database services to non-traditional channels, both in the U.S. and around the world," said DiAngelo. "The merger gives us outstanding leverage to better serve and grow our U.S. and European data markets in important areas such as business information, speech automation solutions, and hosted directory enquiry systems. It will have a significant impact on the breadth and quality of our services."

    Morgan Joseph & Co. Inc. acted as advisor to the Company with respect to the transaction.

    About VoltDelta:

    VoltDelta, a wholly owned subsidiary of Volt Information Sciences, Inc., is a leading global provider of both hosted and customer-premise directory assistance solutions, content and data services to the telecommunications industry as well as providing a large variety of hosted solutions to the enterprise market. VoltDelta designs, develops, integrates, markets, sells, leases, licenses and maintains computer-based directory assistance software and systems and other database management and telecommunications services for the world-wide telecommunications market. VoltDelta provides carrier-grade hosted call routing and automation services for enterprise call centers for both legacy TDM and VoIP call transport. For additional information please visit http://www.voltdelta.com.

    About Volt Information Sciences, Inc.:

    Volt Information Sciences, Inc. is a leading national provider of workforce, Information and Telecommunications Solutions for its fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial, and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., Web site at www.volt.com.

    Forward-Looking Statements:

    This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "predict," and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although the Company believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions, and the other factors discussed in the Company's reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington avenue, New York, New York 10022, 212-704- 2400, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov and at the Company's Web site at http://www.volt.com in the Investor Information section.

    CONTACT: Volt Information Sciences, Inc.
             Ron Kochman, 212-704-2400
             voltinvest@volt.com